EXHIBIT 10.14

                                 DAIRY CONTRACT



Serial Number:         Q/HFR--CX-2-1

Name of Party A:       Heilongjiang Flying Crane Milk Industry
                       (Kedong Branch) ("Party A")

Address of Party A:    Qingxiang Street

Delegate of Party A:   Zhang Chengxiu     ID Number: 230230550122021

Name of Party B:       Baoquan Milk Station ("Party B")

Address of Party B:    Baoquan Town of Kedong County

Delegate of Party B:   Zhang Shiying      ID Number: 230230196105052333





1. Purpose: Based on principles of equality and mutual benefit, this contract and agreement ("Contract") is hereby formed between Party A and Party B for the sale and purchase of fresh dairy milk products.

2.    Responsibilities:

      2.1. Party B shall purchase fresh milk according to standards set forth by Party A in its dairy purchase plan, which places the price of dairy contingent upon the quality of the milk dairy products. (For example, a purchase plan based on quality may determine that dairy prices in the summer doubles winter dairy prices.) Party B shall also be responsible for all matters relating to the management of milk stations, transportation of fresh milk, and the storage of dairy products, etc.

      2.2. Party B shall coordinate with Party A to direct milk farmers to raise their milk cattle according to more advanced scientific methods. However, milk farmers should not disregard related, household commitments as a result since milk farmers should try their best to enhance their living conditions. Party B shall construct and reform milk stations according to requirements set forth under the Milk Industry Management Regulations of Heilongjiang Province. Furthermore, Party B shall meet or exceed requirements set forth in their enterprise reports and tables and accordingly, Party B shall submit payments for milk charges to Party A on time.

      2.3. Party A is responsible for providing milk farmers with payments that milk farmers incur from the regular use of the milk stations.

      2.4. Party A shall direct milk farmers to learn how to properly manage milk stations and raise cattle, etc.

3. Content: Party A should be clear, transparent and forthright about this Contract and Party A shall not disadvantage or prevent Party B from gaining an advantage by acting unreasonably and contrary to business standards and practices.

      3.1. Contract Content: The valid period of this Contract is one (1) year, from January 22nd, 2006 to January 21st, 2007;

4. Payment Method: The price of milk purchases and settlements shall be confirmed by both Party A and Party B and shall be determined by quality considerations. (Prices should be adjusted according to dairy market rates.) The checks given for payment of the dairy products shall be settled each month, but cash milk fees can be settled on an individual basis. Milk charges should be verified each month and all payments shall be on time.

5.    Quality, Health and Manufacturing Requirements:

      5.1. Milk stations shall transact according to standards set forth in DB23/142-2001.

      5.2. Milk stations shall purchase milk products according to standards set forth in Q/HFR445-2003.

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      5.3.  Milk stations shall sample and test all milk products according to standards set forth Q/HFR446-2003.

      5.4. Storage containers shall be kept and maintained according to standards set forth in according to standard of Q/HFR 446-2003.

      5.5. Party A shall purchase fresh milk according to relevant and national standards, and based on the milk purchasing standards of their respective enterprise areas (i.e., prices are calculated based on quality of work.)

6. Should products from Party B to Party A fail to meet certain standards and/or there are discrepancies in related regulations issues, this Contract shall be valid and construed according to Party A's regulation standards.

      6.1. Dispute Resolution: Where both Parties are in disagreement as to the quality determination of certain dairy products, the identity of the product's source shall first be identified and then the Monitoring Department shall perform tests to determine the quality of the products. Costs involved shall be paid by the party responsible.

7. The following actions automatically qualify a party as being liable to the other party, and the liable party shall compensate the other party if the party is involved in or related to:

      7.1.  Negotiating with ill will under the guise of this contract;

      7.2. Concealing relevant and related facts which are important, or providing untrue conditions;

      7.3.  Violating principles of good faith;

      7.4.  Violating company regulations or other regulations provided by law.

8.    The following actions automatically revoke this Contract:

      8.1. If either party signs the Contract by way of deceit or menace which damages the interests of either Party A or Party B;

      8.2. If either party colludes with others with ill will which damages the interests of either Party A or Party B;

      8.3.  If either party uses this Contract for other illegal purposes;

      8.4.  If either party damages the name and reputation of the parties.

9. If the purpose of this Contract cannot be carried out due to force majeure, this Contract can be cancelled.

10. Any matter not governed according to this Contract shall be governed under the Contract Laws of the People's Republic of China.

11. Contract Modifications: Modifications to this Contract must be set forth in a new contract which both Party A and Party B must sign.

12. This Contract shall be valid starting the day the Contract is signed by both parties. This Contract has been produced in duplicate with each party having one (1) original.



                  Party A: Heilongjiang Flying Crane Milk Industry Branch

                  Delegate of Party A: Zhang Chengxiu (signature)


                  Party B: Zhang Shiying (signature)


                  January 22, 2006


                  (seal) Heilongjiang Flying Crane Milk Industry Limited Company